Exhibit 10.6

MUSCATT BLACK GRAF LLP

DATED 20 December 2024

LEASE

relating to

Fifth Floor, 142 Central Street, Clerkenwell,
London, EC1V 8AR

between

AGOP TANIELIAN and HOURIG MERCEDES TANIELIAN

and

ALCHEMY PRIME LIMITED

MUSCATT BLACK GRAF LLP
100 Baker Street
London W1U 6WG
Tel. No. 0207 586 1141
Fax: 0207 586 3721
Ref: PHM/NR/41177

CONTENTS

CLAUSE

SCHEDULE

ANNEX

This lease is dated 20 December 2024

PARTIES

(1) **AGOP TANIELIAN and HOURIG MERCEDES TANIELIAN** (T/A Penn Street Partnership) both of 28 Worship Street, London, EC2A 2AH **(Landlord)**; and

(2) **ALCHEMY PRIME LIMITED** incorporated and registered in England and Wales with company number 08698974 whose registered office is at Unit 1 74 Back Church Lane, London, E1 1LX **(Tenant)**.

BACKGROUND

(A) The Landlord is the freehold owner of the Building.

(B) The Property forms part of the Building.

(C) The Landlord has agreed to grant a lease of the Property to the Tenant on the terms set out in this lease.

AGREED TERMS

1. Interpretation

The following definitions and rules of interpretation apply in this lease.

1.1 Definitions:

Annual Rent: rent at an initial rate of:

a) Peppercorn per annum for the period from and including the date of this lease to and including [19th February] 2025; and then

b) £112,500.00 per annum for the remainder of the Term, subject to clause 44.

Authorised Person: any:

a) undertenant or person deriving title under the Tenant;

b) workers, contractors or agents of the Tenant or of any person referred to in paragraph (a) of this definition; or

c) person at the Property or the Building with the actual or implied authority of the Tenant or any person referred to in paragraph (a) or paragraph (b) of this definition.

Break Date: anytime on or after [20th December] 2026.

Break Notice: written notice to terminate this lease on the Break Date specifying the Break Date and served in accordance with Clause 43.

Building: shall be the land and buildings known as Central House, 142 Central Street, London EC1V 8AR registered under title number [illegible] of which the Property forms part.

Building Damage: damage to or destruction of the Building (excluding the Excluded Insurance Items) that makes the Property wholly or partially unfit for occupation and use or inaccessible.

CDM Regulations: the Construction (Design and Management) Regulations 2015 (SI 2015/51).

20/12/24
19/12/29

Common Parts: subject to paragraph 1.6 of Schedule 1, the parts of the Building (excluding the Lettable Units) that are provided from time to time by the Landlord for common use by the tenants and occupiers of the Building and their employees, agents, licensees and visitors.

Contractual Term: a term of 5 years from and including [20th December] 2024 to and including [19th December] 2029.

Default Interest Rate: 4% per annum above the Interest Rate.

Energy Assessor: an individual who is a member of an accreditation scheme approved by the Secretary of State in accordance with regulation 22 of the EPC Regulations.

Energy Performance Certificate: a certificate as defined in regulation 2(1) of the EPC Regulations.

EPC Regulations: Energy Performance of Buildings (England and Wales) Regulations 2012 (SI 2012/3118).

Excluded Insurance Items: any:

a) glass forming part of the Lettable Units; and

b) tenant's fixtures that are installed by or for the tenant, any undertenant or occupier of any Lettable Unit and that form part of the Building.

Group Company: a company within the same group of companies as the Tenant within the meaning of section 42(1) of the LTA 1954.

Furniture Inventory: the furniture as listed in the inventory and annexed at ANNEX B.

Insolvency Event: subject to clause 1.15, any one or more of the following:

a) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor;

b) the making of an application for an administration order or the making of an administration order in relation to the Tenant or any guarantor;

c) the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment

of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor;

d) the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor;

e) the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

f) the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or any guarantor;

g) the striking-off of the Tenant or any guarantor from the Register of Companies or the making of an application for the Tenant or any guarantor to be struck-off;

h) the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies);

i) the making of an application for a bankruptcy order, the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor; or

j) the making of an application to court for, or obtaining, a moratorium under Part A1 of the Insolvency Act 1986 in relation to the Tenant or any guarantor; or

k) the levying of any execution or other such process on or against, or taking control or possession of, the whole or any part of the Tenant's assets.

Insurance Rent: the aggregate in each year of:

a) a fair proportion of the gross cost of any premiums that the Landlord expends (before any discount or commission is allowed or paid to the Landlord) and any fees and other expenses that the Landlord reasonably incurs in insuring the Building against the Insured Risks for the Reinstatement Cost in accordance with this lease;

b) a fair proportion of the gross cost of the premium that the Landlord expends in effecting public liability insurance in relation to the Common Parts in accordance with this lease (before any discount or commission is allowed or paid to the Landlord);

c) the gross cost of the premium before any discount or commission for insurance for loss of Annual Rent from the Property for three years; and

d) any IPT and any VAT (except to the extent that the Landlord obtains credit for such VAT as input tax or otherwise recovers it) payable on any sum set out in paragraphs (a) to (c) of this definition.

Insured Risks: fire, explosion, lightning, earthquake, tempest, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, damage to underground water, oil

or gas pipes or electricity wires or cables, impact by aircraft and aerial devices and articles dropped from them, impact by vehicles, subsidence, ground slip, heave, riot, civil commotion, strikes, labour or political disturbances, malicious damage, and any other risks against which the Landlord decides to insure against from time to time and **Insured Risk** means any one of the Insured Risks.

Interest Rate: the base rate from time to time of Barclays Bank Plc or, if that base rate stops being used or published, a comparable commercial rate specified by the Landlord (acting reasonably).

IPT: Insurance Premium Tax chargeable under the Finance Act 1994 or any similar replacement or additional tax.

Lettable Unit: any part of the Building which from time to time is, or is intended to be, let or occupied.

LPA 1925: Law of Property Act 1925.

LTA 1927: Landlord and Tenant Act 1927.

LTA 1954: Landlord and Tenant Act 1954.

LTCA 1995: Landlord and Tenant (Covenants) Act 1995.

Permitted Use: use as offices within Use Class E(g) or E(c) of the Town and Country Planning (Use Classes) Order 1987 (as it applied in England at 30th August 2024).

Property: the property described in Schedule 1.

Property Plan: the plan annexed to this lease at ANNEX A.

Rates and Taxes: all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there (or a fair proportion of the total cost of those rates, taxes, impositions and outgoings if any are payable in respect of the Property together with any other property) but excluding any taxes:

a) payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease;

b) (except VAT) payable by the Landlord by reason of the receipt of any of the Rents due under this lease.

Recommendation Report: a report as defined in regulation 4 of the EPC Regulations.

Reinstatement Cost: the full cost of reinstatement of the Building (excluding the Excluded Insurance Items) taking into account inflation of building costs and including any costs of demolition, site clearance, site protection, shoring up, professionals' and statutory fees and incidental expenses and any other work to the Building that may be required by law and any VAT on all such costs, fees and expenses.

Rents: the rents set out in clause 2.2.

Rent Commencement Date: the date hereof.

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Reservations: the rights excepted and reserved in paragraph 1 of Schedule 3.

Retained Parts: all parts of the Building including (but not limited to) all of:

a) the structural parts of the Building;

b) the Service Media; and

c) the Common Parts;

but excluding the Lettable Units and the Property.

Rights: the rights granted in paragraph 1 of Schedule 2.

Schedule of Condition: the photographic schedule annexed to this lease at ANNEX C and marked "Schedule of Condition".

Services: repairing, maintaining, cleaning and decorating the Retained Parts (other than where provided by reason of damage to or destruction of the Retained Parts by an Insured Risk.).

Service Charge: the initial fixed sum at a rate of £18,750 (plus VAT if any) per annum for the first year of the Term and then as revised in accordance with the Schedule 6 of this lease.

Service Media: all media for the supply or removal of Utilities and all structures, machinery and equipment ancillary to those media.

Signs: signs, fascia, placards, boards, posters and advertisements.

Term: the Contractual Term.

Termination Date: the date on which this lease determines (however it determines).

Third Party Rights: the matters set out in Schedule 4.

Transaction: is:

a) any dealing with this lease or the devolution or transmission of or parting with possession of any interest in it;

b) the creation of any underlease or other interest out of this lease or out of any interest or underlease derived from it and any dealing, devolution or transmission of or parting with possession of any such interest or underlease; or

c) the making of any other arrangement for the occupation of the Property.

Utilities: electricity, gas, water, sewage, air-conditioning, heating, energy, telecommunications, data and all other services and utilities.

Utility Costs: all costs in connection with the supply or removal of Utilities to or from the Property (or a fair proportion of the total cost if any of those costs are payable in respect of the Property together with any other property).

VAT: value added tax chargeable in the UK.

1.2 A reference to this **lease**, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any **deed**, licence, consent, approval or other instrument supplemental or collateral to it.

1.3 The Schedules form part of this lease and shall have effect as if set out in full in the body of this lease. Any reference to **this lease** includes the Schedules.

1.4 Unless the context otherwise requires, references to clauses, Schedules and Annexes are to the clauses, Schedules and Annexes of this lease and references to paragraphs are to paragraphs of the relevant Schedule.

1.5 Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.

1.6 A reference to:

(a) the **Landlord** includes a reference to the person entitled to the immediate reversion to this lease;

(b) the **Tenant** includes a reference to its successors in title and assigns; and

(c) a **guarantor** is a reference to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.7 In relation to any payment, a reference to a **fair proportion** is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.8 A **person** includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.9 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.10 The expressions **authorised guarantee agreement**, **landlord covenant** and **tenant covenant** each has the meaning given to it by the LTCA 1995.

1.11 Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.12 References to:

(a) the consent of the Landlord are to the consent of the Landlord given in accordance with clause 47.1;

(b) the approval of the Landlord are to the approval of the Landlord given in accordance with clause 47.3; and

(c) any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of any mortgagee of the Landlord;

where such consent or approval is required under the terms of the mortgage. Except that nothing in this lease shall be construed as imposing on any mortgagee any obligation or any mortgagee by the terms of the mortgage) not unreasonably to refuse any such consent.

1.13 Unless the context otherwise requires, references to the **Building**, the **Common Parts**, a **Lettable Unit**, the **Property** and the **Retained Parts** are to the whole and any part of them or it.

1.14 Unless the context otherwise requires, any words following the terms **including**, **include**, **in particular**, **for example** or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.15 For the purposes of the definition of **Insolvency Event**:

(a) where any of the paragraphs in that definition apply in relation to:

(i) a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively), that paragraph shall apply subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended); and

(ii) a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000), that paragraph shall apply subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended); and

(b) **Insolvency Event** includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

1.16 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.17 A **working day** is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.18 Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.

1.19 Unless expressly provided otherwise in this lease, a reference to legislation or a legislative provision shall include all subordinate legislation made from time to time under that legislation or legislative provision.

1.20 If any provision or part-provision of this lease is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this lease.

2. Grant

2.1 The Landlord lets the Property to the Tenant:

(a) for the Contractual Term;

(b) with full title guarantee;

(c) together with the Rights;

(d) excepting and reserving the Reservations; and

(e) subject to the Third Party Rights.

2.2 The grant in clause 2.1 is made with the Tenant paying as rent to the Landlord:

(a) the Annual Rent;

(b) the Insurance Rent;

(c) the Service Charge;

(d) all interest payable under this lease;

(e) all other sums payable under this lease; and

(f) all VAT chargeable on the other rents set out in this clause 2.2.

3. Tenant covenants

The Tenant covenants with the Landlord to observe and perform the tenant covenants of this lease during the Term or (if earlier) until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995.

4. Payment of Annual Rent and Service Charge

The Tenant must pay the Annual Rent and Service Charge by four equal instalments in advance on or before the Rent Payment Dates except that:

(a) the Tenant must pay the first instalment of Annual Rent and Service Charge on the Rent Commencement Date; and

(b) that first instalment of Annual Rent and Service Charge shall be the proportion calculated on a daily basis for the period from and including the Rent Commencement Date to and including the day before the next Rent Payment Date after the Rent Commencement Date.

5. Payment method

The Tenant must pay the Annual Rent and all other sums payable under this lease by:

(a) electronic means from an account held in the name of the Tenant to the account notified from time to time to the Tenant by the Landlord;

(b) by bankers standing order in the case of Annual Rent and Service Charge or any other method that the Landlord reasonably requires from time to time and notifies to the Tenant.

6. No set-off

The Tenant must pay the Annual Rent and all other sums payable under this lease in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

7. Interest

7.1 If any of the Annual Rent or any other sum payable by the Tenant under this lease has not been paid by its due date (whether it has been formally demanded or not), the Tenant must pay to the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date of payment.

7.2 If the Landlord does not demand or accept any of the Annual Rent or any other sum due from, or tendered by, the Tenant under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then, when that amount is accepted by the Landlord, the Tenant must pay to the Landlord interest on that amount at the Interest Rate. Such interest shall accrue on that amount on a daily basis for the period beginning on and including its due date to and including the date it is accepted by the Landlord.

8. Rates and Taxes

8.1 The Tenant must pay all Rates and Taxes.

8.2 The Tenant must not make any proposal to alter the rateable value of the Property (or that value as it appears on any draft rating list) without the approval of the Landlord.

8.3 If, after the Termination Date, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, the Tenant must pay the Landlord an amount equal to the relief or exemption that the Landlord has lost.

9. Utilities

9.1 The Tenant must pay all Utility Costs.

9.2 The Tenant must comply with all laws and with any recommendations of the relevant suppliers relating to the supply and removal of Utilities to or from the Property.

10. Costs

The Tenant must pay on demand and on a full indemnity basis the costs and expenses of the Landlord including any solicitors' or other professionals' costs and expenses (whether incurred before or after the Termination Date) in connection with, or in contemplation of, any of the following:

(a) the enforcement of the tenant covenants of this lease;

(b) serving any notice or taking any proceedings in connection with this lease under section 146 or 147 of the LPA 1925 (notwithstanding that forfeiture is avoided otherwise than by relief granted by the court);

(c) serving any notice in connection with this lease under section 17 of the LTCA 1995;

(d) the preparation and service of a schedule of dilapidations in connection with this lease; or

(e) any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord).

11. Prohibition of dealings

Except as expressly permitted by clause 12, clause 13 and clause 14, the Tenant must not:

(a) assign, underlet, charge, part with or share possession or occupation of the whole or part of either this lease or the Property; or

(b) assign, part with or share any of the benefits or burdens of this lease, or in any interest derived from it, whether by a virtual assignment or other similar arrangement; or

(c) hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

12. Assignments

12.1 The Tenant may assign the whole of this lease with the consent of the Landlord (such consent not to be unreasonably withheld).

12.2 The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the LTA 1927, the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a) a condition that the assignor enters into an authorised guarantee agreement in favour of the Landlord which:

(i) is in respect of all the tenant covenants of this lease;

(ii) is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the LTCA 1995;

(iii) imposes principal debtor liability on the assignor;

(iv) requires (in the event of a disclaimer of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

(v) is otherwise in a form reasonably required by the Landlord;

(b) a condition that any guarantor of the assignor (other than a guarantor under an authorised guarantee agreement) enters into a guarantee in favour of the Landlord in a form reasonably required by the Landlord guaranteeing that the assignor will comply with the terms of the authorised guarantee agreement;

(c) a condition that a person of standing acceptable to the Landlord (acting reasonably) enters into a guarantee and indemnity of the tenant covenants of this lease in favour of the Landlord in the form set out in Schedule 7 (but with such amendments and additions as the Landlord may reasonably require); and

(d) a condition that the assignee enters into a rent deposit deed with the Landlord in a form reasonably required by the Landlord and for an initial deposit of six months' Annual Rent (as at the date of assignment) plus a sum equivalent to VAT on that Annual Rent.

12.3 The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the LTA 1927, the Landlord may refuse its consent to an assignment if any of the following circumstances exist:

(a) the Annual Rent or any other sum due under this lease is outstanding;

(b) there is a material breach of covenant by the Tenant that has not been remedied; or

(c) in the Landlord's reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in this lease.

12.4 Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

13. Underletting

13.1 The Tenant may underlet the whole of the Property in accordance with this clause 13 and with the consent of the Landlord (such consent not to be unreasonably withheld).

13.2 The Tenant must not underlet the whole of the Property:

(a) together with any property, or any right over property, that is not included within this lease;

(b) at a fine or premium or reverse premium;

(c) allowing any rent-free period to the undertenant that exceeds the period that is then usual in the open market for such a letting;

(d) unless the underlease has first been validly excluded from the provisions of the LTA 1954 (where it is a lease that might otherwise acquire security of tenure under Part II of the LTA 1954);

(e) for a term that will expire by effluxion of time later than three days before the Contractual Term expires by effluxion of time;

(f) unless the undertenant has first entered into a direct covenant in favour of the Landlord to observe and perform the tenant covenants in the underlease and any document that is collateral or supplemental to it; and

(g) unless (if reasonably required by the Landlord) a person of standing acceptable to the Landlord (acting reasonably) enters into a guarantee and indemnity of the tenant covenants of the underlease in favour of the Landlord in the form set out in Schedule 7 (but with such amendments and additions as the Landlord may reasonably require).

13.3 Any underletting by the Tenant must include:

(a) an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the LTA 1954 are excluded from applying to the tenancy created by the underlease (where the underlease was required to be contracted out under clause 13.2(d));

(b) the reservation of a rent which is not less than the greater of the open market rental value of the Property and the rent paid under this lease (or which would then be payable but for any abatement, suspension, concession or reduction of the Annual Rent or restriction on the right to collect it) at the date on which the Landlord grants consent to the underletting and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent-free period of a length permitted by clause 13.2(c));

(c) a covenant by the undertenant not to:

(i) assign or charge the whole or any part of the underlease;

(ii) part with, share possession or share occupation of the whole or any part of the underlet property;

(iii) underlet the whole or part only of the underlet property;

(iv) assign, part with or share any of the benefits or burdens of the underlease, or any interest derived from it, whether by a virtual assignment or other similar arrangement;

(v) hold the underlease on trust for any person (except pending registration of a dealing permitted by the underlease at HM Land Registry or by reason only of joint legal ownership); and

(vi) (if the underlease permits the undertenant to assign the underlease) assign the underlease without first procuring a direct covenant in favour of the Landlord to observe and perform the covenants in the underlease and any document that is collateral or supplemental to it;

(d) a covenant by the undertenant to comply with the terms of this lease except the covenant to pay the Annual Rent; and

(e) provisions requiring the consent or approval of the Landlord to be obtained in respect of any matter for which the consent or approval of the Landlord is required under this lease; and

13.4 Any underletting by the Tenant must otherwise be:

(a) by deed;

(b) consistent with and include tenant covenants no less onerous than those in this lease excluding the covenant in this lease to pay the Annual Rent; and

(c) in a form approved by the Landlord (such approval not to be unreasonably withheld).

13.5 In relation to any underlease granted by the Tenant, the Tenant must:

(a) not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord (such consent not to be unreasonably withheld);

(b) enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

(c) ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord (such approval not to be unreasonably withheld).

14. Sharing Occupation

14.1 The Tenant may share occupation of the Property with a Group Company for as long as that company remains a Group Company and provided that no relationship of landlord and tenant is established by that arrangement.

15. Notification and registration of dealings

15.1 Within one month of any Transaction, the Tenant must:

(a) give the Landlord notice of the Transaction;

(b) deliver a certified copy of any document effecting or evidencing the Transaction to the Landlord (including a certified copy of any notice served

under, or any declaration or statutory declaration made in accordance with, section 38A of the LTA 1954 as part of such Transaction); and

(c) pay the Landlord a registration fee of £50 (plus VAT).

15.2 If requested by the Landlord, the Tenant must promptly supply the Landlord with full details of the occupiers of the Property and the terms on which they occupy it.

16. Repair

16.1 The Tenant must:

(a) subject to clause 16.2 and clause 16.3, keep the Property in good and substantial repair and condition;

(b) keep the Property clean, tidy and clear of rubbish;

(c) replace as soon as possible with glass of similar appearance and of similar or better quality any glass forming part of the Property that becomes cracked or broken; and

(d) replace all items of the Landlord's furniture as detailed in the Furniture Inventory that may be missing at the Termination Date or in disrepair (fair wear and tear excepted).

16.2 The Tenant's obligations under clause 16.1(a) shall not require the Tenant to put the Property into any better state of repair or condition than it was in at the date of this lease as evidenced by the Schedule of Condition.

16.3 The Tenant shall not be liable to repair the Property (excluding any Excluded Insurance Items forming part of the Property) to the extent that any disrepair has been caused by:

(a) an Insured Risk unless and to the extent that:

(i) the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant or any Authorised Person (except where the Tenant has paid an amount equal to any insurance money that the insurers refuse to pay in accordance with paragraph 3.2(f) of Schedule 5); or

(ii) the insurance cover in relation to that disrepair is limited as referred to in paragraph 1.3 of Schedule 5.

16.4 The Tenant shall at all times procure the maintenance servicing and repair of the air conditioning / heating system serving the Property and that a suitable maintenance agreement with a competent service engineer is entered into.

17. Decoration

17.1 The Tenant must:

(a) decorate the Property as often as is reasonably necessary and also in the last three months before the Termination Date;

(b) carry out all decoration (including all appropriate preparatory work) in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use; and

(c) carry out the decoration required in the last three months before the Termination Date to the reasonable satisfaction of the Landlord and using materials, designs and colours approved by the Landlord (acting reasonably).

17.2 Within the three months before the Termination Date, the Tenant must at the option of the Landlord either:

(a) replace the floor coverings at the Property with new floor coverings of good quality and appropriate to the Property and the Permitted Use first approved by the Landlord acting reasonably; or

(b) pay the Landlord at the end of the term the sum as calculated by the Landlord to be the costs for replacing the floor coverings plus V.A.T. (should VAT. be chargeable on such sum by the Landlord).

18. Alterations

18.1 Except as permitted by this clause 18, the Tenant must not make any:

(a) alteration or addition to the Property; or

(b) opening in any boundary of the Property.

18.2 Any alterations permitted by this clause are subject to clause 18.5.

18.3 The Tenant may make internal non-structural alterations to the Property with the consent of the Landlord (such consent not to be unreasonably withheld or delayed).

18.4 With the consent of the Landlord (such consent not to be unreasonably withheld or delayed), the Tenant may:

(a) install any Service Media at the Property; or

(b) alter the route of any Service Media at the Property.

18.5 The Tenant must not carry out any alteration to the Property which would, or may reasonably be expected to, have an adverse effect on the asset rating in any Energy Performance Certificate for the Property or the Building.

19. Signs

The Tenant must not attach any Signs inside the Property that are visible from the Common Parts or outside the Building.

20. Window cleaning

As often as reasonably necessary, the Tenant must clean the internal surfaces of any:

(a) windows; and

(b) other glass;

at the Property (whether or not such windows and other glass form part of the Property).

21. Returning the Property to the Landlord

21.1 The Tenant must return the Property to the Landlord on the Termination Date with vacant possession and in the repair and condition required by this lease.

21.2 Subject to clause 21.3, the Tenant must by the Termination Date:

(a) remove:

(i) any tenant's fixtures from the Property;

(ii) any alterations to the Property undertaken by or for any tenant, undertenant or occupier during or in anticipation of this lease; and

(iii) any Signs erected by the Tenant at the Building; and

(b) make good any damage caused to the Building by the removal of those items and alterations.

21.3 If the Landlord gives notice to the Tenant before the Termination Date specifying which of the tenant's fixtures, alterations and other matters set out in clause 21.2(a)(i) and clause 21.2(a)(ii) shall not be removed pursuant to clause 21.2, the Tenant must not remove the specified tenant's fixtures, alterations or other matters pursuant to that clause.

21.4 On or before the Termination Date, the Tenant must remove from the Property all chattels belonging to or used by it.

21.5 The Tenant:

(a) irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any chattels or items fixed to the Building by the Tenant and left by the Tenant for more than ten working days after the Termination Date; and

(b) must indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

The Landlord shall not be liable to the Tenant by reason of that storage or disposal.

22. Use

22.1 The Tenant must not use the Property for any purpose other than the Permitted Use.

22.2 The Tenant must not:

(a) use the Property for any illegal purposes nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Building or any property that neighbours the Building;

(b) use the Property as a betting shop or an amusement arcade or otherwise for the purposes of gaming or gambling;

(c) hold any auction at the Property;

(d) allow any noise, music, flashing lights, fumes or smells to emanate from the Property so as to cause a nuisance or annoyance to any other tenants or occupiers of the Building or any property that neighbours the Building;

(e) overload any part of the Building nor overload or block any Service Media at or serving the Property;

(f) store, sell or display any offensive, dangerous, illegal, explosive or highly flammable items at the Property;

(g) (except as permitted by the Rights and clause 18.4) interfere with any Service Media in the Building;

(h) keep any pets or any other animal, bird, fish, reptile or insect at the Property (except guide dogs or other animals used as aids provided they are not kept at the Property overnight or left unattended); or

(i) allow any person to sleep at or reside on the Property.

23. Regulations

The Tenant must observe all regulations made by the Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Building and any other neighbouring or adjoining property.

24. Exercise of the Rights

24.1 The Tenant must exercise the Rights:

(a) only in connection with the Tenant's use of the Property for the Permitted Use;

(b) in accordance with any regulations made by the Landlord under clause 23; and

(c) in compliance with all laws relating to the Tenant's use of the Building and any other neighbouring or adjoining property pursuant to the Rights.

24.2 In exercising any right of entry on to any of the Common Parts pursuant to paragraph 1.5 of Schedule 2, the Tenant must:

(a) except in case of emergency, give reasonable notice of its intention to exercise that right to the Landlord;

(b) where reasonably required by the Landlord, exercise that right only if accompanied by a representative of the Landlord;

(c) cause as little damage as possible to the Common Parts and to any property belonging to or used by the Landlord or the tenants or occupiers of any other Lettable Unit;

(d) cause as little inconvenience as reasonably possible to the Landlord and the tenants and occupiers of the other Lettable Units; and

(e) promptly make good any damage caused by reason of the Tenant exercising that right.

25. Allow entry

25.1 Subject to clause 25.2, the Tenant must allow all those entitled to exercise any right to enter the Property to enter the Property:

(a) except in the case of an emergency (when no notice shall be required), after having given reasonable notice (which need not be in writing) to the Tenant;

(b) at any reasonable time (whether or not during usual business hours); and

(c) with their workers, contractors, agents and professional advisers.

25.2 The Tenant must allow any person authorised by the terms of a Third Party Right to enter the Property in accordance with that Third Party Right.

26. Keyholders and emergency contact details

The Tenant must provide to the Landlord in writing the names, addresses, email addresses and telephone numbers of at least two people who each:

(a) hold a full set of keys for the Property;

(b) hold all the access codes for the Tenant's security systems (if any) at the Property; and

(c) may be contacted in case of emergency at any time outside the Tenant's usual business hours.

27. Compliance with laws

27.1 The Tenant must comply with all laws relating to:

(a) the Property and the occupation and use of the Property by the Tenant;

(b) the use or operation of all Service Media and any other machinery and equipment at or serving the Property whether or not used or operated;

(c) any works carried out at the Property; and

(d) all materials kept at or disposed of from the Property.

27.2 Within five working days of receipt of any notice or other communication affecting the Property or the Building (and whether or not served pursuant to any law) the Tenant must:

(a) send a copy of the relevant document to the Landlord; and

(b) to the extent that it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

27.3 The Tenant must not:

(a) apply for any planning permission for the Property without the Landlord's consent; or

(b) implement any planning permission for the Property without the Landlord's consent.

27.4 Unless the Landlord otherwise notifies the Tenant, before the Termination Date the Tenant must carry out and complete any works stipulated to be carried out to the Property (whether before or after the Termination Date) as a condition of any planning permission for the Property that is implemented before the Termination Date by the Tenant, any undertenant or any other occupier of the Property.

27.5 The Tenant must:

(a) comply with its obligations under the CDM Regulations;

(b) maintain the health and safety file for the Property in accordance with the CDM Regulations;

(c) give that health and safety file to the Landlord at the Termination Date;

(d) procure, and give to the Landlord at the Termination Date, irrevocable, non-exclusive, non-terminable, royalty-free licence(s) for the Landlord to copy and make full use of that health and safety file for any purpose relating to the Building. Those licence(s) must carry the right to grant sub-licences and be transferable to third parties without the consent of the grantor; and

(e) supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with the Landlord's obligations under the CDM Regulations.

27.6 As soon as the Tenant becomes aware of any defect in the Property, the Tenant must give the Landlord notice of it.

27.7 The Tenant must indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

27.8 The Tenant must keep:

(a) the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably required by the Landlord; and

(b) that machinery, equipment and alarms properly maintained and available for inspection.

28. Energy Performance Certificates

28.1 The Tenant must:

(a) co-operate with the Landlord so far as is reasonably necessary to allow the Landlord to obtain an Energy Performance Certificate and Recommendation Report for the Property or the Building including providing the Landlord with copies of any plans or other information held by the Tenant that would assist in obtaining an Energy Performance Certificate and Recommendation Report; and

(b) allow such access to any Energy Assessor appointed by the Landlord as is reasonably necessary to inspect the Property for the purposes of preparing an Energy Performance Certificate and Recommendation Report for the Property or the Building.

28.2 The Tenant must not commission an Energy Performance Certificate for the Property unless required to do so by the EPC Regulations.

28.3 Where the Tenant is required by the EPC Regulations to commission an Energy Performance Certificate for the Property, the Tenant must at the request of the Landlord either:

(a) commission an Energy Performance Certificate from an Energy Assessor approved by the Landlord; or

(b) pay the costs of the Landlord of commissioning an Energy Performance Certificate for the Property.

28.4 The Tenant must deliver to the Landlord a copy of any Energy Performance Certificate and Recommendation Report for the Property that is obtained or commissioned by the Tenant or any other occupier of the Property.

29. Third Party Rights

29.1 The Tenant must:

(a) comply with the obligations on the Landlord relating to the Third Party Rights to the extent that those obligations relate to the Property; and

(b) not do anything that may interfere with any Third Party Right.

29.2 The Rights are granted subject to the Third Party Rights to the extent that the Third Party Rights affect the parts of the Building over which the Rights are granted.

30. Removal of entries in relation to this lease and easements granted by this lease

30.1 The Tenant must make an application to HM Land Registry to remove from the Landlord's title any entries relating to this lease and any easements granted by this lease promptly (and in any event within one month) following the Termination Date.

30.2 The Tenant must:

(a) ensure that any requisitions raised by HM Land Registry in connection with its application to HM Land Registry pursuant to clause 30.1 are responded to promptly and properly; and

(b) keep the Landlord informed of the progress and completion of that application.

31. Encroachments and preservation of rights

31.1 The Tenant must not permit any encroachment over the Property or permit any easements or other rights to be acquired over the Property.

31.2 If any encroachment over the Property is made or attempted or any action is taken by which an easement or other right may be acquired over the Property, the Tenant must:

(a) immediately inform the Landlord and give the Landlord notice of that encroachment or action; and

(b) at the request and cost of the Landlord, adopt such measures as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement or other right.

31.3 The Tenant must preserve all rights of light and other easements enjoyed by the Property.

31.4 The Tenant must not prejudice the acquisition of any right of light or other easement for the benefit of the Property by obstructing any window or opening or giving any acknowledgement that the right is enjoyed with the consent of any third party or by any other act or default of the Tenant.

31.5 If any person takes or threatens to take any action to obstruct or interfere with any easement or other right enjoyed by the Property or any such easement in the course of acquisition, the Tenant must:

(a) immediately inform the Landlord and give the Landlord notice of that action; and

(b) at the request and cost of the Landlord, adopt such measures as may be reasonably required or deemed proper for preventing or securing the removal of the obstruction or the interference.

32. Procure guarantor consent

For so long as any guarantor remains liable to the Landlord, the Tenant must, if the Landlord so requests, procure that that guarantor does all or any of the following:

(a) joins in any consent or approval required under this lease; and

(b) consents to any variation of the tenant covenants of this lease.

33. Indemnity

The Tenant must keep the Landlord indemnified against all liabilities, expenses, costs (including, but not limited to, any solicitors' or other professionals' costs and expenses), claims, damages and losses (including, but not limited to, any diminution in the value of the Landlord's interest in the Building and loss of amenity of the Building) suffered or incurred by the Landlord arising out of or in connection with:

(a) any breach of any tenant covenants in this lease;

(b) any use or occupation of the Property or the carrying out of any works permitted or required to be carried out under this lease; or

(c) any act or omission of the Tenant or any Authorised Person.

34. Landlord covenants

The Landlord covenants with the Tenant to observe and perform the landlord covenants of this lease during the Term.

35. Quiet enjoyment

The Landlord covenants with the Tenant that the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

36. Obligation to provide Services

36.1 Subject to clause 36.2 and payment of the Service Charge by the Tenant, the Landlord must use reasonable endeavours to provide the Services.

36.2 The Landlord shall not be:

(a) obliged to replace or renew any part of the Building or any item or system within the Building unless it is beyond economic repair; or

(b) liable for any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord.

37. Exercise of right of entry

In exercising any right of entry on to the Property pursuant to paragraph 1.2 of Schedule 3, the Landlord must:

(a) except in case of emergency, give reasonable notice (which need not be in writing) of its intention to exercise that right to the Tenant;

(b) cause as little damage as possible to the Property and to any property belonging to or used by the Tenant; and

(c) promptly make good any physical damage caused to the Property by reason of the Landlord exercising that right.

38. Re-entry and forfeiture

38.1 The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a) the whole or any part of the Rents is unpaid 21 days after becoming payable (whether it has been formally demanded or not);

(b) any breach of any condition of, or tenant covenant in, this lease; or

(c) an Insolvency Event.

38.2 If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

39. Section 62 of the LPA 1925, implied rights and existing appurtenant rights

39.1 The grant of this lease does not create by implication any easements or other rights for the benefit of the Property or the Tenant and the operation of section 62 of the LPA 1925 is excluded.

39.2 The Property is let without the benefit of any existing easements or other rights which are appurtenant to the whole or any part of the Building.

40. Exclusion of sections 24 to 28 of the LTA 1954

40.1 The parties:

(a) confirm that:

(i) the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, before this lease was entered into;

(ii) [Thomas Bennett] who was duly authorised by the Tenant to do so made a statutory declaration dated [20 December 2024] in accordance with the requirements of section 38A(3)(b) of the LTA 1954;

(iii) there is no agreement for lease to which this lease gives effect; and

(b) agree that the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.

41. No restriction on Landlord's use

Nothing in this lease shall impose or be deemed to impose any restriction on the use by the Landlord of the Building (excluding the Property) or any other neighbouring or adjoining property.

42. Limitation of liability

The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless the Landlord knows it has failed to perform the covenant (or reasonably should know this) and has not remedied that failure within a reasonable time.

43. Option to Break

43.1 Either the Landlord or the Tenant may terminate this lease by serving a Break Notice on the other party at least 4 months before the Break Date.

43.2 A Break Notice served by the Tenant shall be of no effect if at the Break Date stated in the Break Notice:

(a) the Tenant has not paid any part of the Annual Rent, or any VAT in respect of it, which was due to have been paid; or

(b) vacant possession of the whole of the Property is not given.

43.3 Subject to clause 43.2, following service of a Break Notice this lease shall terminate on the Break Date.

43.4 Termination of this lease on a Break Date shall not affect any other right or remedy that either party may have in relation to any earlier breach of this lease.

43.5 If this lease terminates in accordance with Clause 43.3 then, within 28 days after the Break Date, the Landlord shall refund to the Tenant the proportion of the Annual Rent, and any VAT paid in respect of it, for the period from and excluding the Break Date up to and excluding the next Rent Payment Date, calculated on a daily basis.

44. Additional Rent Free

44.1 In the event that this lease does not terminate on [20th December] 2026 by way of the Tenant exercising its option to break pursuant to clause 43, the Annual Rent shall be charged at a reduced rate of a peppercorn per annum for the period from the [21st December] 2026 to [20/3] 2027 and then revert back to £112,500.00 per annum for the remainder of the Term.

44.2 Should the Tenant terminate the lease at any time after [20th December] 2026 and before [19th December] 2029, provided that the Tenant has had or is currently having the benefit of the post Break Date rent free period referred to above, the Tenant undertakes to pay to the Landlord, not later than 10 Working Days before the last day of the lease so terminated, as follows:

(a) a sum which is the equivalent of 3 months' Annual Rent (plus VAT, where applicable) where the end date of the lease is after the [20th December] 2026 and on or before the third anniversary of the Rent Commencement Date;

(b) a sum which is the equivalent of 2 months' Annual Rent (plus VAT, where applicable) where the end date of the lease is after the third anniversary of the Rent Commencement Date and on or before the fourth anniversary of the Rent Commencement Date; and

(c) a sum which is the equivalent of 1 months' Annual Rent (plus VAT, where applicable) where the end date of the lease is after the fourth anniversary of the Rent Commencement Date and on or before the last day of the lease envisaged herein, in the absence of early termination,

subject to, the provision by the Landlord, of an invoice addressed to the Tenant setting out in reasonable detail the sums due by way of reference to this clause.

45. Breach of repair and maintenance obligation

45.1 The Landlord may enter the Property to inspect its condition and state of repair and give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

45.2 Following the service of a notice pursuant to clause 45.1, the Landlord may enter the Property and carry out the required works if the Tenant:

(a) has not begun any works required to remedy any breach specified in that notice within two months of the notice or, if works are required as a matter of emergency, immediately; or

(b) is not carrying out the required works with all due speed.

45.3 The costs incurred by the Landlord in carrying out any works pursuant to clause 45.2 (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

45.4 Any action taken by the Landlord pursuant to this clause 45 shall be without prejudice to the Landlord's other rights (including those under clause 38).

46. Notices

46.1 Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be in writing and given:

(a) by hand:

(i) if the party is a company incorporated in the United Kingdom, at that party's registered office address or in the case to the Tenant at the Property if the Landlord chooses;

(ii) if the party is a company not incorporated in the United Kingdom, at that party's principal place of business in the United Kingdom; or

(iii) in any other case, at that party's last known place of abode or business in the United Kingdom; or

(b) by pre-paid first-class post or other next working day delivery service:

(i) if the party is a company incorporated in the United Kingdom, at that party's registered office address or in the case of the Tenant at the Property if the Landlord chooses;

(ii) if the party is a company not incorporated in the United Kingdom, at that party's principal place of business in the United Kingdom; or

(iii) in any other case, at that party's last known place of abode or business in the United Kingdom; or

46.2 If a notice complies with the criteria in clause 46.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received if:

(a) delivered by hand, at the time the notice is left at the proper address; or

(b) sent by pre-paid first-class post or other next working day delivery service, on the second working day after posting.

46.3 This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

47. Consents and approvals

47.1 Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed unless:

(a) it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and

(b) it expressly states that the Landlord waives the requirement for a deed in that particular case.

47.2 If a waiver is given pursuant to clause 47.1, it shall not affect the requirement for a deed for any other consent.

47.3 Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord unless:

(a) the approval is being given in a case of emergency; or

(b) this lease expressly states that the approval need not be in writing.

47.4 If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not:

(a) imply that any consent or approval required from a third party has been obtained; or

(b) obviate the need to obtain any consent or approval from a third party.

47.5 Where the Tenant requires the consent or approval of any mortgagee to any act or omission under this lease, then (subject to clause 1.12) at the cost of the Tenant the Landlord must use reasonable endeavours to obtain that consent or approval.

47.6 Where:

(a) the consent of a mortgagee is required under this lease, a consent shall only be valid if it would be valid as a consent given under the terms of the mortgage; or

(b) the approval of a mortgagee is required under this lease, an approval shall only be valid if it would be valid as an approval given under the terms of the mortgage.

48. VAT

48.1 All sums payable by either party under or in connection with this lease are exclusive of any VAT that may be chargeable.

48.2 A party to this lease must pay VAT in respect of all taxable supplies made to that party in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

48.3 Every obligation on either party, under or in connection with this lease, to pay any sum by way of a refund or indemnity, includes an obligation to pay an amount equal to any VAT incurred on that sum by the receiving party (except to the extent that the receiving party obtains credit for such VAT).

48.4 The Tenant warrants that it does not intend or expect that the Property will become exempt land (within paragraph 12 of Schedule 10 to the Value Added Tax Act 1994) and that the purposes for which the Property are or are to be used will not affect the application or effect of any option to tax made by the Landlord in respect of the Property.

49. Joint and several liability

Where a party comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of that party arising under this lease. The party to whom those obligations and liabilities are owed may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

50. Entire agreement

50.1 This lease constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

50.2 Each party acknowledges that in entering into this lease it does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently.

50.3 Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

50.4 Nothing in this clause shall limit or exclude any liability for fraud.

51. Contracts (Rights of Third Parties) Act 1999

This lease does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

52. Governing Law

This lease and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

53. Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this lease or its subject matter or formation.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule 1 Property

1. The premises situated on the fifth floor of the Building and shown edged red on the Property Plan:

1.1 Including:

(a) the whole of any non-structural walls and columns wholly within those premises;

(b) one-half severed vertically of any interior non-structural walls and columns separating those premises from any adjoining Lettable Unit;

(c) the interior plaster and other interior surface finishes on the:

(i) exterior non-structural walls and columns bounding those premises;

(ii) interior non-structural walls and columns separating those premises from any adjoining Retained Parts; and

(iii) structural walls and columns within or bounding those premises;

(d) the interior plaster and other interior surface finishes on the ceilings within those premises;

(e) the floor screed and other interior surface finishes and carpeting on the floors within those premises or any raised floors and the cavity below them which shall be included;

(f) the doors, door frames and fittings within all the walls within and bounding those premises;

(g) the windows, window frames, window glass and fittings within all the walls within and bounding those premises;

(h) all Service Media and any other media, plant, machinery and equipment exclusively serving those premises including all air conditioning ventilation systems sanitary and hot and cold water apparatus and equipment and any radiators in them and all fire fighting equipment and hoses in them and in so far as applicable and to the extent that such exclusively serve the premises;

(i) all landlord's fixtures, fittings and furniture within those premises; and

(j) all additions and improvements to those premises.

1.2 Excluding:

(a) subject to paragraph 1.1(c), paragraph 1.1(f) and paragraph 1.1(g) of this Schedule, the whole of the:

(i) exterior non-structural walls and columns bounding those premises; and

(ii) structural walls and columns within or bounding those premises;

(b) all Service Media and any other media, plant, machinery and equipment within but not exclusively serving those premises; and

(c) all structural parts of the Building (except any set out in paragraph 1.1 of this Schedule).

Schedule 2 Rights

1. In common with the Landlord and any other person authorised by the Landlord, the Landlord grants to the Tenant the following easements (for the benefit of the Property) and the following other rights:

1.1 The right to support and protection for the Property from the other parts of the Building to the extent that those parts of the Building provide support and protection to the Property at the date of this lease.

1.2 The right to use the entrances passageways lifts landings and staircases of the Building as may be designated from time to time by the Landlord for the purpose of obtaining access to and egress from the Property.

1.3 The right to use in case of emergency any fire escape stairs in the Building from the Property.

1.4 The right to use and to connect into any Service Media at the Building that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed or constructed during the Term. Provided that the Landlord may, at its discretion and at any time, re-route or replace any Service Media at the Building pursuant to paragraph 1.3(c) of Schedule 3 and this right shall then apply in relation to the Service Media as re-routed or replaced.

1.5 Subject to the Tenant complying with clause 24.2, the right to enter the Common Parts so far as is reasonably necessary to carry out any works to the Property.

Schedule 3 Reservations

1. Subject to paragraph 2 and paragraph 3 of this Schedule, the Landlord excepts and reserves from this lease the following easements (for the benefit of the Building (excluding the Property)) and the following other rights:

1.1 Rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the Term.

1.2 The right to enter the Property:

(a) to repair, maintain, install, construct, re-route or replace any Service Media or structure relating to any of the Reservations;

(b) to carry out any works to any other part of the Building; and

(c) for any other purpose mentioned in or connected with:

(i) this lease;

(ii) the Reservations; or

(iii) the Landlord's interest in the Building.

1.3 The right to:

(a) use and connect into Service Media at, but not forming part of, the Property which are in existence at the date of this lease or which are installed or constructed during the Term;

(b) install and construct Service Media at the Property to serve any other part of the Building; and

(c) re-route and replace any Service Media referred to in this paragraph.

1.4 At any time during the Term, the full and free right to build, rebuild, alter or develop the Building or any neighbouring or adjoining property in which the Landlord acquires an interest during the Term as the Landlord may think fit.

1.5 The right to erect scaffolding at the Property and attach it to any part of the Property in connection with any of the Reservations.

1.6 The right from time to time to:

(a) designate alternative areas, routes or facilities over which the Rights may be exercised; or

(b) prevent or restrict access to any of the Common Parts if reasonably required to enable works to be carried out to any part of the Building or in case of emergency.

2. The Reservations:

2.1 Are excepted and reserved notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts.

2.2 May be exercised by:

(a) the Landlord;

(b) anyone else who is or becomes entitled to exercise them; and

(c) anyone authorised by the Landlord.

2.3 Are excepted and reserved to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the Term.

3. No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisers, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

3.1 Physical damage to the Property.

3.2 Any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

Schedule 4 Third Party Rights

1. All easements and other rights, covenants and restrictions affecting the Building and any land over which the Rights are granted including those set out or referred to in the register entries of NGL269291 as at the date of this lease.

Schedule 5 Insurance

1. Landlord's obligation to insure

1.1 Subject to paragraph 1.2 and paragraph 1.3 of this Schedule, the Landlord must insure (and keep insured):

(a) the Building on normal market terms against loss or damage by the Insured Risks for the Reinstatement Cost; and

(b) against public liability of the Landlord in relation to the Common Parts in such amount and on such terms as the Landlord shall reasonably consider appropriate.

1.2 The Landlord shall not be obliged to insure:

(a) the Excluded Insurance Items or repair any damage to or destruction of the Excluded Insurance Items. References to the Property and the Building in this Schedule 5 shall exclude the Excluded Insurance Items;

(b) any alterations to the Property that form part of the Property: or

(c) the Building when the insurance is vitiated by any act or omission of the Tenant or any Authorised Person.

1.3 The Landlord's obligation to insure is subject to any limitations, excesses and conditions that may be imposed by the insurers.

2. Landlord to provide insurance details

2.1 In relation to any insurance effected by the Landlord under this Schedule 5, the Landlord must:

(a) at the request of the Tenant (such request not to be made more frequently than once a year) supply the Tenant with details of the insurance policy.

3. Tenant's obligations

3.1 The Tenant must pay to the Landlord on demand:

(a) the Insurance Rent;

(b) a fair proportion of any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

(c) a fair proportion of any costs that the Landlord incurs in obtaining a valuation of the Building for insurance purposes provided that the Tenant shall not be obliged to contribute towards the costs of any such valuations carried out more frequently than once every two years.

3.2 The Tenant must:

(a) immediately inform the Landlord if any matter occurs in relation to the Tenant or the Property that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Building and must also give the Landlord notice of that matter;

(b) not do or omit to do anything as a result of which:

(i) any insurance policy for the Building may become void or voidable or otherwise prejudiced;

(ii) the payment of any policy money may be withheld; or

(iii) any increased or additional insurance premium may become payable (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium (including any IPT due on that amount));

(c) comply at all times with the requirements and recommendations of the insurers relating to the Property and the use by the Tenant of any other part of the Building;

(d) give the Landlord immediate notice of the occurrence of:

(i) any damage or loss relating to the Property arising from an Insured Risk; or

(ii) any other event that might affect any insurance policy relating to the Property;

(e) except for the Excluded Insurance Items forming part of the Property, not effect any buildings insurance of the Property but, if the Tenant becomes entitled to the benefit of any buildings insurance proceeds in respect of the Property, pay those proceeds or cause them to be paid to the Landlord;

(f) pay the Landlord an amount equal to any insurance money that the insurers of the Building refuse to pay in relation to the Building by reason of any act or omission of the Tenant or any Authorised Person; and

(g) insure (and keep insured) against public liability of the Tenant in relation to the Property in such amount as the Landlord shall reasonably consider appropriate and, at the request of the Landlord, supply the Landlord with:

(i) full details of that insurance policy; and

(ii) evidence of payment of the current year's premiums.

4. Rent suspension

4.1 Subject to paragraph 4.2 of this Schedule, if any Building Damage by an Insured Risk occurs, payment of the Annual Rent (or a fair proportion of it according to the nature and extent of that Building Damage) shall be suspended until the earlier of:

(a) the date on which the Building has been reinstated so as to make the Property fit for occupation and use and accessible; and

(b) the date which is three years from and including the date on which that Building Damage occurred.

4.2 The Annual Rent shall not be suspended under paragraph 4.1 of this Schedule if the Building Damage is caused by:

(a) an Insured Risk and:

(i) the policy of insurance in relation to the Building has been vitiated in whole or in part as a result of any act or omission of the Tenant or any Authorised Person; and

(ii) the Tenant has not complied with paragraph 3.2(f) of this Schedule.

5. Landlord's obligation to reinstate following damage or destruction by an Insured Risk

5.1 Following any damage to or destruction of the Building by an Insured Risk, the Landlord must:

(a) use reasonable endeavours to obtain all necessary planning and other consents to enable the Landlord to reinstate the relevant parts of the Building; and

(b) reinstate the relevant parts of the Building except that the Landlord shall not be obliged to:

(i) reinstate unless all necessary planning and other consents are obtained;

(ii) reinstate unless the Tenant has paid the sums due under paragraph 3.1(b) and paragraph 3.2(f) of this Schedule;

(iii) provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

(iv) reinstate after a notice to terminate has been served pursuant to this Schedule 5.

5.2 If the Landlord is obliged to reinstate the relevant parts of the Building pursuant to paragraph 5.1(b) of this Schedule, the Landlord must:

(a) use all insurance money received (other than for loss of rent) and all sums received under paragraph 3.1(b) and paragraph 3.2(f) of this Schedule for the purposes of that reinstatement; and

(b) make up any shortfall out of its own funds.

6. Termination if reinstatement impossible or impractical following Building Damage

6.1 Following Building Damage whether or not by an Insured Risk, if the Landlord considers that it is impossible or impractical to reinstate the relevant parts of the Building, the Landlord may terminate this lease by giving notice to the Tenant.

7. Termination if reinstatement not complete by expiry of rent suspension

7.1 If Building Damage by an Insured occurs and the relevant parts of the Building have not been reinstated so as to make the Property fit for occupation and use and accessible by the date which is three years after the date on which that Building Damage occurred, either party may at any time thereafter terminate this lease by giving notice to the other provided that:

(a) such notice is served before the relevant parts of the Building have been reinstated so as to make the Property fit for occupation and use and accessible; and

(b) where the Tenant serves the notice, the failure to reinstate so that the Property is fit for occupation and use is not caused by a breach of the Tenant's obligations under clause 16 or this Schedule 5.

8. Consequences of termination

8.1 If either party gives a notice to terminate this lease in accordance with this Schedule 5:

(a) this lease shall terminate with immediate effect from the date of the notice;

(b) none of the parties shall have any further rights or obligations under this lease except for the rights of any party in respect of any earlier breach of this lease; and

(c) any proceeds of the insurance for the Building shall belong to the Landlord.

9. Landlord not obliged to reinstate other Lettable Units

9.1 Nothing in this Schedule 5 shall oblige the Landlord to reinstate any Lettable Unit (except the Property).

Schedule 6 Service Charge Review

1. **Interpretation**

1.1 In this Schedule:

(a) The Service Charge Review Date means the date of expiry of the first year of the term namely: [19 December] 2025 and every anniversary of that date.

(b) The Base RPI Month means: [December] 2024.

(c) The Base Service Charge means £18,750 per annum plus VAT.

(d) RPI means the Retail Prices Index published by the Office of National Statistics or any official index replacing it.

2. **Service Charge Increase**

The amount of the Service Charge shall be increased on the Service Charge Review Date to equal:

(a) the Service Charge payable immediately before the relevant Service Charge Review Date; or if greater,

(b) the indexed service charge pursuant to this schedule.

3. **Indexed Service Charge**

The indexed service charge shall be determined at the Service Charge Review Date by multiplying the Base Service Charge by the All Items index value of the RPI for the month one month before the month in which the Service Charge Review Date falls, then dividing the product by the All Items index value of the RPI for the Base RPI Month.

4. **Calculation**

The Landlord shall calculate the indexed service charge as soon as reasonably practicable and shall give the Tenant written notice of the indexed service charge as soon as it has been calculated.

5. **Pending Review**

If the revised Service Charge has not been calculated by the Landlord and notified to the Tenant on or before the Service Charge Review Date, the Service Charge payable from that Service Charge Review Date shall continue at the rate payable immediately before that Service Charge Review Date. No later than five working days after the revised Service Charge is notified by the Landlord to the Tenant, the Tenant shall pay the shortfall (if any) between the amount that it has paid for the period from the Service Charge Review Date until the rent payment date following the date of notification of

the revised Service Charge and the amount that would have been payable had the revised Service Charge been notified on or before that Service Charge Review Date.

6. Time

Time shall not be of the essence for the purposes of this paragraph.

7. Alternative Calculation

If it becomes in the Landlord's reasonable opinion impossible or impracticable to calculate the indexation of the Service Charge in accordance with paragraph 3 then the Landlord shall, as soon as reasonably practicable, set an alternative mechanism for reviewing the indexation of the Service Charge which may include, or consist of, substituting an alternative index having substantially the same effect for the All Items Index of the RPI and the Landlord shall notify the Tenant of this alternative mechanism as soon as reasonably possible.

Schedule 7 Guarantee and indemnity

1. Guarantee and indemnity

1.1 The Guarantor guarantees to the Landlord that the Tenant shall:

(a) pay the Rents and observe and perform the tenant covenants of this lease and that if the Tenant fails to pay any of those Rents or to observe or perform any of those tenant covenants, the Guarantor shall pay or observe and perform them; and

(b) observe and perform any obligations the Tenant enters into in an authorised guarantee agreement made in respect of this lease (the **AGA**) and that, if the Tenant fails to do so, the Guarantor shall observe and perform those obligations.

1.2 The Guarantor covenants with the Landlord as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under paragraph 1.1 of this Schedule to indemnify and keep indemnified the Landlord against any failure by the Tenant:

(a) to pay any of the Rents or any failure to observe or perform any of the tenant covenants of this lease; or

(b) to observe or perform any of the obligations the Tenant enters into in the AGA.

2. Guarantor's liability

2.1 The liability of the Guarantor under paragraph 1.1(a) and paragraph 1.2(a) of this Schedule shall continue until the Termination Date, or until the Tenant is released from the tenant covenants of this lease by virtue of the LTCA 1995, if earlier.

2.2 The liability of the Guarantor shall not be reduced, discharged or otherwise adversely affected by:

(a) any time or indulgence granted by the Landlord to the Tenant;

(b) any delay or forbearance by the Landlord in enforcing the payment of any of the rents or the observance or performance of any of the tenant covenants of this lease (or the Tenant's obligations under the AGA) or in making any demand in respect of any of them;

(c) any refusal by the Landlord to accept any rent or other payment due under this lease where the Landlord believes that the acceptance of such rent or payment may prejudice its ability to re-enter the Property;

(d) the Landlord exercising any right or remedy against the Tenant for any failure to pay the Rents or to observe or perform the tenant covenants of this lease (or the Tenant's obligations under the AGA);

(e) the Landlord taking any action or refraining from taking any action in connection with any other security held by the Landlord in respect of the

Tenant's liability to pay the Rents or observe and perform the tenant covenants of the lease (or the Tenant's obligations under the AGA) including the release of any such security;

(f) a release or compromise of the liability of any one of the persons who is the Guarantor, or the grant of any time or concession to any one of them;

(g) any legal limitation or disability on the Tenant or any invalidity or irregularity of any of the tenant covenants of the lease (or the Tenant's obligations under the AGA) or any unenforceability of any of them against the Tenant;

(h) the Tenant being dissolved, or being struck off the register of companies or otherwise ceasing to exist, or, if the Tenant is an individual, by the Tenant dying or becoming incapable of managing its affairs;

(i) without prejudice to paragraph 4 of this Schedule, the disclaimer of the Tenant's liability under this lease or the forfeiture of this lease;

(j) the surrender of the lease in respect of part only of the Property, except that the Guarantor shall not be under any liability in relation to the surrendered part in respect of any period after the surrender; or

(k) any other act or omission except an express written release by deed of the Guarantor by the Landlord.

2.3 Any sum payable by the Guarantor must be paid without any set-off or counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law) against the Landlord or the Tenant.

3. Variations and supplemental documents

3.1 The Guarantor must, at the request of the Landlord, join in and give its consent to the terms of any consent, approval, variation or other document that may be entered into by the Tenant in connection with this lease (or the AGA).

3.2 The Guarantor shall not be released by any variation of the rents reserved by, or the tenant covenants in, this lease (or the Tenant's obligations under the AGA) whether or not:

(a) the variation is material or prejudicial to the Guarantor;

(b) the variation is made in any document; or

(c) the Guarantor has consented, in writing or otherwise, to the variation.

3.3 The liability of the Guarantor shall apply to the rents reserved by and the tenant covenants in this lease (and the Tenant's obligations under the AGA) as varied except to the extent that the liability of the Guarantor is affected by section 18 of the LTCA 1995.

4. Guarantor to take a new lease or make payment

4.1 If this lease is forfeited or the liability of the Tenant under this lease is disclaimed and the Landlord gives the Guarantor notice not later than six months after the forfeiture or the Landlord having received notice of the disclaimer, the Guarantor must enter into a new lease of the Property on the terms set out in paragraph 4.2 of this Schedule.

4.2 The rights and obligations under the new lease shall take effect beginning on the date of the forfeiture or disclaimer and the new lease shall:

(a) be granted subject to the right of any person to have this lease vested in them by the court and to the terms on which any such order may be made and subject to the rights of any third party existing at the date of the grant;

(b) be for a term that expires on the same date as the end of the Contractual Term of this lease had there been no forfeiture or disclaimer;

(c) reserve as an initial annual rent an amount equal to the Annual Rent payable under this lease at the date of the forfeiture or disclaimer or which would be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it;

(d) be excluded from sections 24 to 28 of the LTA 1954; and

(e) otherwise be on the same terms as this lease (as varied if there has been any variation).

4.3 The Guarantor must pay the Landlord's solicitors' costs and disbursements (on a full indemnity basis) and any VAT in respect of them in relation to the new lease and must execute and deliver to the Landlord a counterpart of the new lease within one month of service of the Landlord's notice.

4.4 The grant of a new lease and its acceptance by the Guarantor shall be without prejudice to any other rights that the Landlord may have against the Guarantor or against any other person or in respect of any other security that the Landlord may have in connection with this lease.

4.5 The Landlord may, instead of giving the Guarantor notice pursuant to paragraph 4.1 of this Schedule but in the same circumstances and within the same time limit, require the Guarantor to pay an amount equal to six months' Annual Rent and the Guarantor must pay that amount on demand.

5. Payments in gross and restrictions on the Guarantor

5.1 Any payment or dividend that the Landlord receives from the Tenant (or its estate) or any other person in connection with any insolvency proceedings or arrangement involving the Tenant shall be taken and applied as a payment in gross and shall not prejudice the right of the Landlord to recover from the Guarantor to the full extent of the obligations that are the subject of this guarantee and indemnity.

5.2 The Guarantor must not claim in competition with the Landlord in any insolvency proceedings or arrangement of the Tenant in respect of any payment made by the Guarantor pursuant to this guarantee and indemnity. If it otherwise receives any money in such proceedings or arrangement, it must hold that money on trust for the Landlord to the extent of its liability to the Landlord.

5.3 The Guarantor must not, without the consent of the Landlord, exercise any right or remedy that it may have (whether against the Tenant or any other person) in respect of any amount paid or other obligation performed by the Guarantor under this guarantee and indemnity unless and until all the obligations of the Guarantor under this guarantee and indemnity have been fully performed.

6. Other securities

6.1 The Guarantor warrants that it has not taken and covenants that it shall not take any security from or over the assets of the Tenant in respect of any liability of the Tenant to the Guarantor. If it does take or hold any such security it shall hold it for the benefit of the Landlord.

6.2 This guarantee and indemnity is in addition to and independent of any other security that the Landlord may from time to time hold from the Guarantor or the Tenant or any other person in respect of the liability of the Tenant to pay the Rents and to observe and perform the tenant covenants of this lease. It shall not merge in or be affected by any other security.

6.3 The Guarantor shall not be entitled to claim or participate in any other security held by the Landlord in respect of the liability of the Tenant to pay the Rents or to observe and perform the tenant covenants of this lease.

Executed as deed by

AGOP TANIELIAN

in the presence of:

A. Taniel .... Agop Tanielian

....

Signature of witness

Witness Name: PATRICIA PERCIVAL

Witness Address: 2B Fairlby Road SE12 8JL.

Occupation: Admin Assistant.

Executed as deed by

HOURIG MERCEDES TANIELIAN

in the presence of:

H. Tanielian .... Hourig Mercedes Tanielian

....

Signature of witness

Witness Name: PATRICIA PERCIVAL.

Witness Address: 2B Fairlby RD SE12 8JL.

Occupation: Admin Assistant.

Executed as deed by

ALCHEMY PRIME LIMITED

acting by

a director, in the presence of:

…………………

Director

……………………

Signature of witness

Witness Name:

Witness Address:

Occupation:

ANNEX A Property Plan



0 1 2 3 4 5 6 7 8 9 10
SCALE (METRES) FOR MAIN PLAN
1:100 (at A3 size)
Fire Exit from
5th Floor
FRONT OF
BUILDING
(Central St.)
REAR OF
BUILDING
(Macclesfield Rd)
W/C
SHOWER
ROOM
STORE
ROOM
MOTOR
ROOM
REAR
STAIRCASE
TEAPOINT
&
BREAKOUT
AREA
LOCKERS
MEETING
ROOM 2
MEETING
ROOM 1
WAITING &
INFORMAL MEETING
AREA
OPEN PLAN
TEAMS
HOTDESK
AREA
ENTRANCE
TO
OFFICE
LIFT
LOBBY
FRONT
STAIRCASE
LIFT
COMMS
RACK
Stairs to Ground Floor
Entrance Area
SIDE OF
BUILDING
(President St.)

Location Plan 1:1250



142 Central St
PRESIDENT
STREET
MACCLESFIELD ROAD
CENTRAL STREET
El Sub
Sta
Hall
PH

142 CENTRAL STREET, LONDON, EC1.		
5TH FLOOR PLAN	1:100	L/07A

ANNEX B Furniture Inventory

Andrews Office Furniture

Showroom: 250 Old Street, Old Street, London, EC1V 9DD

Tel: +44 020 7253 5080 Email: oldstreet@andrewsofficefurniture.com

www.andrewsofficefurniture.com

QUOTATION: OS-16750

Company name: **Penn Street Partnership**

Invoice address:

Contact name: Dominic Symons
Contact number:
Email address: dominic.symons@ram.uk.com

Delivery/Installation address:

5th floor - 142 Central Street
London
EC1V 8AR

Date: 17/12/2024

Issued by: James Andrews

Purchase order (PO):

Code	Description	Qty	Unit Price	Total Price
	Workstations:			
UB-4-1480	Unite four-person work bench - 1400mm x 800mm	1	£680.00	**£680.00**
UB-4-1480	Unite four-person work bench - 1400mm x 800mm	2	£1,110.00	**£2,220.00**
	Top profile: MFC - Scallop - TBC			
	Framework profile: 'Open' bench leg - Finish: TBC			
	Cable management: System supplied with wire management tray			
	Dimensions (mm): Length - 1400mm x Depth - 800mm x Height - 740mm			
	Task seating:			
CITY-MESH	CityMesh task chair with p55 height adjustable armrests	16	£165.00	**£2,640.00**
	Mesh colour: Black			
	Fabric seat colour: Black			
	Adjustments: Height adjustable p55 armrests, back recline +			
	locking function, seat , height adjust, adjustable lumbar support			



Pearl grey
A - Black





	Sub Total	£5,540.00
	VAT (20%)	£1,108.00
	Grand Total	**£6,648.00**

Timed delivery and Installation Service: Mon - Fri 09.00 - 17.30.
Includes placing, unwrapping, installation, removal of rubbish and legal disposal for single delivery.
This order is subject to our Terms & Conditions.

Bank Acc Details: Barclays Bank PLC
Sort code: 20-46-57 Account Number: 00847917 **(VAT NO: 221 9120 06)**

Andrews Office Furniture
Showroom: 250 Old Street, Old Street, London, EC1V 9DD
Tel: +44 020 7253 5080 Email: oldstreet@andrewsofficefurniture.com
www.andrewsofficefurniture.com

QUOTATION: OS-16750

Company name: **Penn Street Partnership**

Invoice address:

Contact name: Dominic Symons
Contact number:
Email address: dominic.symons@ram.uk.com

Delivery/Installation address:

5th floor - 142 Central Street
London
EC1V 8AR

Date: 17/12/2024

Issued by: James Andrews

Purchase order (PO):

Code	Description	Qty	Unit Price	Total Price
	Workstations:			
UB-4-1480	Unite four-person work bench - 1400mm x 800mm Top profile: MFC - Scallop - TBC Framework profile: 'Open' bench leg - Finish: TBC Cable management: System supplied with wire management tray Dimensions (mm): Length - 1400mm x Depth - 800mm x Height - 740mm	4	£680.00	**£2,720.00**
	Task seating:			
CITY-MESH	CityMesh task chair with p55 height adjustable armrests Mesh colour: Black Fabric seat colour: Black Adjustments: Height adjustable p55 armrests, back recline + locking function, seat , height adjust, adjustable lumbar support	16	£165.00	**£2,640.00**



N3 - Pearl grey A - Black





	Sub Total	£5,360.00
	VAT (20%)	£1,072.00
	Grand Total	**£6,432.00**

Timed delivery and Installation Service: Mon - Fri 09.00 - 17.30.
Includes placing, unwrapping, installation, removal of rubbish and legal disposal for single delivery.
This order is subject to our Terms & Conditions.

Bank Acc Details: Barclays Bank PLC
Sort code: 20-46-57 Account Number: 00847917 **(VAT NO: 221 9120 06)**

ANNEX C Schedule of Condition

Schedule of Condition of Internal Areas In respect of Fifth Floor, 142 Central Street, Clerkenwell EC1V 8AR

Date of Inspection: 17/12/2024

Schedule prepared by : Anton Page LLP



1. **Extent of Schedule**
2. **General Description**
3. **Definitions**
4. **Photographic Schedule**
5. **Furniture Inventory**

1. EXTENT OF SCHEDULE

Anton Page LLP have been instructed by Penn Street Partnership to prepare a Schedule of Condition of the internal area of the 5th Floor, 142 Central Street, London, EC1V 8AR. The inspection was carried out on 17/12/2024 at which time the weather was clear with limited natural light.

At the time of inspection the property was un-occupied, but in a newly fitted and furnished condition. The schedule records those areas that were visible and denotes the condition at the time of the inspection.

This report is based upon a visual inspection only. Those parts of the building that are unexposed, inaccessible or covered have not been inspected and we cannot confirm that such parts are free from defects or alteration. We have not undertaken any close-up inspections or testing of any services.

This schedule does not represent a building survey of the property in any way.

2. GENERAL DESCRIPTION

The purpose of this schedule of condition is to record the condition and configuration of the 5th Floor, 142 Central Street, London, EC1V 8AR.

It is intended that this document will be agreed and attached to a proposed new lease between Penn Street Partnership and Alchemy Prime Limited.

Overall the state of the accommodation is in a very good condition.

3. DEFINITIONS

Terms used in the schedule are defined as follows:

Very good - Brand new / as new.

Good - Good condition; no apparent defects/nothing needs to be undertaken in the short term.

Fair - Fair condition, limited defects/shortcomings evident which will require repair in near future.

Poor - Operational but requiring major work in the near future.

Very Poor - Inoperable and unsafe with risk of immediate breakdown.

General Comments:

ITEM	COMMENTS
Ceiling	In very good condition.
Walls	In very good condition.
Flooring	Brand new, in very good condition.
Lighting	Brand new, in very good condition.
Windows	In good condition.
Kitchen	Brand new kitchen with a newly installed dishwasher, in very good condition.
Meeting rooms	1x board room, in very good condition. 1x meeting room, in very good condition.
WCs & Shower	4x WCs in good condition, 1x shower in very good condition.

Photo 1 – Entrance door into the demise, in good condition.


5
PUSH

Photo 2 – General overview of the demise taken from the entrance, in very good condition.



Photo 3 – Overview of the reception area from the entrance, in very good condition.



Photo 4 – Overview of the breakout area within the demise, in very good condition.



Photo 5 – Internal photo of boardroom, in very good condition.



Photo 6 – External photo of the boardroom, in very good condition.



Photo 7 – Overview of kitchen area, in very good condition.



Photo 8 – Dishwasher within the kitchen, brand new, in very good condition.


BOSCH

Photo 9 – Demised shower, in very good condition.



Photo 10 – General overview taken from kitchen area, in very good condition.



Photo 11 – Example photo of demised WC, in good condition.



Photo 12 – External photo of meeting room, in very good condition.



Photo 13 – Internal photo of meeting room, in very good condition.



Photo 14 – Overview of rear breakout space and desking, in very good condition.



Photo 15 – General overview of the main working area from the rear of the space, in very good condition.



Photo 16 – Example photo showing flooring within the demise, newly installed, in very good condition.



Photo 17 – Example photo of lighting within the demise, newly installed, in very good condition.



Photo 18 – Example photo of window within the demise, in good condition.



Photo 19 – Example AC control unit, in good working order.


DAIKIN
Dry
Tue 14:26
Room
16°C
Time to clean filter

Photo 20 – Comms cabinet for the demise, in good condition.



Photo 21 – Example photo of floor box for the demise, in very good condition.


31
32
33
34

5. FURNITURE INVENTORY

ITEM	QUANTITY	CONDITION
Unite four-person work bench - 1400mm x 800mm	5	Brand new – very good
Unite six-person work bench - 1400mm x 800mm	5	Brand new – very good
AirMesh task chair with p55 height adjustable armrests Mesh colour: Black Fabric seat colour: Black	50	Brand new – very good
Unite - 4 door 2 compartment lockable cupboard with planter top Finish: N1 Dark Grey doors with N3 Pear grey planter	7	Brand new – very good
Bisley CLK four-door locker - 1805mm Finish: Black	9	Brand new – very good
Round meeting table with integrated power - 1200mm Top finish: White Framework finish: Black	1	Second hand – good
Farringdon upholstered meeting chair with wooden base Fabric: Grey	6	Second hand – good
Air rectangular meeting table with integral power module 4000mm x 1200mm Desktop finish: Graphite MFC Edge detail: Exposed plywood edge Framework finish: Black	1	Brand new – very good

ITEM	QUANTITY	CONDITION
AirMesh meeting chair with armrests Mesh colour: Black / Framework: Black	14	Brand new – very good
Unite Wood collaboration table with integrated power modules - 2400mm x 1200mm Table top finish: Stone Grey Framework profile: Wooden 'A' leg	1	Brand new – very good
Collab side chair with black frame - on wheels Fabric: Grey	6	Second hand – good
Transit round side table with trumpet base - 700mm Top finish: MFC - Light Grey with plywood edge Base finish: Black	3	Brand new – very good
Transit side chair with veneer wooden backrest Fabric seat: Grey Framework finish: Black	6	Second hand – good
Urban grid storage unit - 2100mm high x 910mm wide Finish: Black - To be confirmed Includes 2no planters + 3no shelves	2	Brand new – very good
OCEE Design Dishy two seater sofa Fabric: Orange Framework finish: Black	1	Second hand – good
Verco Klara side chair with upholstered seat Fabric seat: Green Framework finish: Black	2	Second hand – good

ITEM	QUANTITY	CONDITION
Round coffee table- 800mm Table top finish: Graphite Framework finish: Black	1	Second hand – good